EXHIBIT 21



                      ACTIVE SUBSIDIARIES OF PEPSICO, INC.

                                DECEMBER 27, 1997



                                                                     State or
                                                                    Country of
Subsidiary                                                        Incorporation

Ainwick Corporation                                               Oregon
Anderson Hill Insurance Limited                                   Bermuda
Atlantic Soft Drink Company, Inc.                                 South Carolina
   Atlantic Holding Company                                       California
   Atlantic Soft Drink Company of Knoxville                       Tennessee
Beaman Bottling Company                                           Delaware
    Bramshaw Limited                                              Ireland
      PepsiCo Global Investments B.V.                             Netherlands
        Pepsi-Cola CR SPOL s.r.o.                                 Czech Repub.
        Pepsi-Cola France SNC                                     France
        Dornfell                                                  Ireland
           International Bottlers LLC                             Delaware
        Pepsi-Cola G.m.b.H.                                       Germany
          Florida Int'l. Fruchtsaftgetraenke G.m.b.H.             Germany
        PepsiCo Investment (China) Ltd                            China
           PepsiCo (China) Ltd.                                   China
        PepsiCo Trading sp.zo.o                                   Poland
    Pepsi-Cola Argentina, S.A.C.I.                                Argentina
      Inversiones PFI Chile Limitada                              Chile
           Evercrisp Snack Products de Chile S.A.                 Chile
    PepsiCo Finance (Antilles B) N.V.                             Neth. Antilles
      Panimex (Mauritius)                                         Mauritius
        PepsiCo (India) Holdings                                  India
      Shelbyville Bottling Company, Inc.                          Delaware
        Pepsi-Cola Canada (NRO) Ltd.                              Canada
          Pepsi-Cola Canada, Ltd.                                 Canada
              Sociedad de Productora y Sabores C.A. (SOPRESA)     Venezuela
              PepsiCo do Brasil Ltda.                             Brazil
                    PepsiCo do Brasil Holdings Ltda.              Brazil
      Senrab Limited                                              Ireland
    Pepsi Snacks Argentina S.A.                                   Argentina

                                                                    State or
                                                                    Country of
Subsidiary                                                        Incorporation

Beverages, Foods & Service Industries, Inc.                       Delaware
   Frito-Lay Australia, LLC                                       Delaware
      Frito-Lay Australia Holdings Pty Limited                    Australia
         PFI Australia Pty. Limited                               Australia
             Frito-Lay Australia                                  Australia
   KFC Canada (NRO) Ltd.                                          Canada
   Seven-Up Nederland B.V.                                        Netherlands
       PepsiCo IVI S.A.                                           Greece
       PepsiCo Investments (Europe) I B.V.                        Netherlands
         Pepsi-Cola International (PVT) Limited                   Pakistan
       Pepsi-Cola Belgium S.A.                                    Belgium
       Pepsi-Cola Korea Co. Ltd.                                  Korea
       Pepsi-Cola Mamulleri Limited Sirketi                       Turkey
   Uzay Gida Sanayive Picaret A.S.                                Turkey
Davlyn Realty Corporation                                         Delaware
Equity Beverage, Inc.                                             Delaware
FLRC, Inc.                                                        California
Grayhawk Leasing Company                                          Delaware
Heathland Inc.                                                    Delaware
Hostess-FL NRO Ltd.                                               Canada
Japan Frito-Lay Ltd.                                              Japan
Mountain Dew Marketing, Inc.                                      Delaware
National Beverages, Inc.                                          Florida
North Pacific Territories Holding Company                         Washington
   Alpac Corporation                                              Washington
     Gamble, Inc.                                                 Oregon
     MBA Western Co.                                              Delaware
       Western Bottling Company, Inc.                             Washington
          Mann Bottling Company, Inc.                             Idaho
          Pepsi-Cola Bottling Company of Everett, Inc.            Washington
       Pepsi-Cola Bottling Company of Alaska, Inc.                Alaska
Pepsi Foods Ltd.                                                  India
PepsiCo Captive Holdings, Inc.                                    Delaware
   Hillbrook Insurance Company, Inc.                              Vermont
     Mexican Trust Company                                        Mexico
PepsiCo & Cia                                                     Brazil
PepsiCo Holdings                                                  England
   PepsiCo International Ltd.                                     England
   PepsiCo World Trading Company (UK) Ltd.                        England
   Smiths Crisps Limited                                          England
   Walkers Snack Foods Limited                                    England
      PFI Agriculture Europe Ltd.                                 England
PepsiCo Overseas Corp.                                            Delaware
PepsiCo Pacific Trading Co. Ltd.                                  Hong Kong
PepsiCo Services Corp.                                            Delaware
PepsiCo World Trading Company, Inc.                               Delaware

                                                                     State or
                                                                    Country of
Subsidiary                                                        Incorporation

Pepsi-Cola (Bermuda) Limited                                      Bermuda
   Pepsi-Cola Manufacturing Company of Uruguay S.A.               Uruguay
   The Concentrate Manufacturing Company of Ireland               Ireland
     PepsiCo Finance (South Africa) (Proprietary) Ltd.            South Africa
     Pepsi-Cola Manufacturing (Ireland)                           Ireland
         PepsiCo Finance (U.K.) Limited                           England
           Pepsi-Cola Kft. Hungary                                Hungary
           E Wedel S.A.                                           Poland
         PepsiCo (Ireland) Limited                                Ireland
Pepsi-Cola Bottling Co. of Los Angeles                            California
Pepsi-Cola Commodities, Inc.                                      Delaware
Pepsi-Cola de Espana, S.A.                                        Spain
   Compania de Bebidas PepsiCo, S.A.                              Spain
      PepsiCo Ventas Andalucia, S.A.                              Spain
         Catalana de Bebidas Carbonicas, S.A.                     Spain
   Snack Ventures Europe S.C.A.                                   Belgium
     Biscuiterie Nantaise BN, S.A.                                France
     Smiths Food Group, B.V.                                      Netherlands
     Snacks Ventures S.A.                                         Spain
     Tasty Foods S.A.                                             Greece
   Pet-Iberia, S.A.                                               Spain
Pepsi-Cola de France S.A.R.L.                                     France
Pepsi-Cola Equipment Corp.                                        New York
Pepsi-Cola Far East Trade Development Co., Inc.                   Philippines
Pepsi-Cola Gesellschaft m.b.H.                                    Austria
Pepsi-Cola Interamericana de Guatemala S.A.                       Guatemala
Pepsi-Cola International Limited                                  Bermuda
Pepsi-Cola International Limited (U.S.A.)                         Delaware
Pepsi-Cola Metropolitan Bottling Company, Inc.                    New Jersey
   General Cinema Beverages, Inc.                                 Delaware
   New Century Beverage Company                                   California
      Belfast Bottling Co. of Reno                                Nevada
   PepsiCo Puerto Rico, Inc.                                      Delaware
       PRS, Inc.                                                  Delaware
           PEI N.V.                                               Neth. Antilles
   Pepsi-Cola Laurel Bottling Company                             Pennsylvania
   Pepsi-Cola Mediterranean, Ltd.                                 Wyoming
   Seven-Up International, Inc.                                   Delaware
      Seven-Up Southern Hemisphere, Inc.                          Missouri
Pepsi-Cola Mexicana, S.A. de C.V.                                 Mexico
   BUG de Mexico, S.A. de C.V.                                    Mexico
Pepsi-Cola Panamericana, Inc.                                     Delaware
Pepsi-Cola Panamericana, S.A.                                     Venezuela
Pepsi-Cola Personnel, Inc.                                        Delaware
Pepsi-Cola (Thai) Trading Co., Ltd.                               Thailand
Pepsi Stuff, Inc.                                                 Delaware

                                                                    State or
                                                                    Country of
Subsidiary                                                        Incorporation

Pizza Hut, Inc.                                                   Delaware
   PGCC, Inc.                                                     Delaware
       Pepsi-Cola Bottling Company of Ohio, Inc.                  Delaware
         Bell Taco Funding Syndicate                              Australia
Putnam Holdings, Inc.                                             Delaware
Recot, Inc.                                                       Delaware
   Frito-Lay, Inc.                                                Delaware
     FL Holding, Inc.                                             Delaware
       Opco Holding Inc.                                          Delaware
         Pepsi-Cola Operating Company of Chesapeake
         and Indianapolis                                         Delaware
           New Bern Transport Corporation                         Delaware
     Midland Bottling Co.                                         Delaware
       Beverage Products Corporation                              Oklahoma
       EIEIO Beverage Company                                     Delaware
          Pepsi-Cola Bottling Company of St. Louis, Inc.          Missouri
       Wetter Beverage Company                                    Delaware
     PlayCo, Inc.                                                 Delaware
     Smartfoods, Inc.                                             Delaware
     TGCC, Inc.                                                   Delaware
       General Cinema Beverages of North Florida, Inc.            Delaware
       General Cinema Beverages of Virginia, Inc.                 Delaware
       General Cinema Beverages of Washington, D.C., Inc.         Delaware
Redux Realty, Inc.                                                Delaware
Rice Bottling Enterprises, Inc.                                   Tennessee
Rio Grande Snack Company                                          Delaware
Sabritas, S.A. de C.V.                                            Mexico
   Corporativo International S.A. de C.V.                         Mexico
     PepsiCo Worldwide Holdings                                   Neth. Antilles
   Empresas Gamesa, S.A. de C.V.                                  Mexico
     Grupo Gamesa, S.A. de C.V.                                   Mexico
Spirituosen S.A.                                                  Spain
   Spirituosen e Companhia Comercio E Distribucao de Bebidas      Portugal
TFL Holdings, Inc.                                                Delaware
Wilson International Sales Corporation                            Delaware

Omitted from the above list are approximately 360 insignificant or inactive subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.